UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 4, 2011

Keryx Biopharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-30929	13-4087132
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

750 Lexington Avenue
New York, New York 10022
(Address of Principal Executive Offices)

(212) 531-5965
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01.  Other Events.

On May 4, 2011, Keryx Biopharmaceuticals, Inc. (“Keryx” or the “Company”) entered into an underwriting agreement with Stifel, Nicolaus & Company, Incorporated, as representative of the several underwriters named therein (the “Underwriters”).  Pursuant to the underwriting agreement, the Company agreed to sell to the Underwriters, and the Underwriters agreed to purchase for resale to the public, 7,021,277 shares of the Company’s Common Stock, $.001 par value per share (the “Shares”).  A copy of the underwriting agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein.  The sale of the Shares closed on May 9, 2011.  Alston & Bird LLP, counsel to the Company, delivered an opinion as to the validity of the Shares, a copy of which is attached hereto as Exhibit 1.2 and is incorporated by reference herein.  The sale of the Shares was registered pursuant to a Registration Statement (No. 333-171517) on Form S-3 filed by the Company with the Securities and Exchange Commission.  This Current Report on Form 8-K is being filed to incorporate the underwriting agreement and opinion by reference into such Registration Statement.

Item 9.01.  Financial Statements and Exhibits.

     (d) Exhibits.

         The following exhibits are filed as part of this report:

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of May 4, 2011, between Keryx Biopharmaceuticals, Inc. and Stifel, Nicolaus & Company, Incorporated, as representative of the several underwriters named therein.
1.2	Opinion of Alston & Bird LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KERYX BIOPHARMACEUTICALS, INC.
(Registrant)

Date: May 9, 2011	By:	/s/ James Oliviero
Name: James Oliviero
Title: Chief Financial Officer